Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On August 23, 2010, ChinaCast Education Holdings Limited (the “Purchaser”), a British Virgin Islands company and a wholly-owned subsidiary of ChinaCast Education Corporation (the “Company”), completed the acquisition (the “Acquisition”) of Wintown Enterprises Limited (“Wintown”) from Wu Shi Xing who holds 100% of the equity interest in Wintown for a total purchase price of RMB450,000,000 (or approximately $67.2 million). RMB360,000,000 (or approximately $53.7 million) of the purchase price has been paid and the remaining RMB90,000,000 (or approximately $13.4 million) will be paid within 30 days of August 31, 2011. The source of the cash used for the acquisition is from working capital of the Company.

Wintown owns 100% of the equity interest in Shanghai Rubao Information Technology Co., Ltd. (“Rubao”), which in turn owns 100% of the equity interest in Wuhan Jiyang Education Investment Co., Ltd. (“Jiyang”). As a result of the consummation of the acquisition, the Purchaser now holds 100% of the equity interest in Jiyang. Hubei Industrial University Business College (“HIUBC”) is jointly sponsored by Jiyang and Hubei Industrial University. HIUBC, which was founded in 2003 by private investors, is an independent accredited college affiliated with Hubei Industrial University, that offers bachelor degree and diploma courses in industrial engineering design, computer engineering, management, economics, language studies and law. For the academic year which started on September 1, 2009 and ended on August 31, 2010, HIUBC had 9,929 students enrolled and a staff that included 511 full-time and part-time teachers.

After the Acquisition, Wintown, Rubao and Jiyang are holding companies with no other business. Before the Acquisition, as part of a reorganization (the “Reorganization”), Rubao and Jiyang has disposed of all assets and liabilities not related to the operations of HIUBC and Rubao purchased the entire interest in Jiyang, which was accounted for using the purchase method of accounting.

The following unaudited pro forma combined condensed financial statements reflect the acquisition using the purchase method of accounting. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the acquisition. Consequently, the amounts reflected in the unaudited pro forma combined condensed financial statements are subject to change, and the final amounts may differ substantially.

The unaudited pro forma combined condensed balance sheet as of June 30, 2010 gives effect to the Acquisition as if the Acquisition and the Reorganization had been completed on that date, and was derived from the historical unaudited balance sheet of Wintown and HIUBC as of June 30, 2010, combined with ChinaCast’s historical unaudited balance sheet as of June 30, 2010.

The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2009 illustrates the effect of the acquisition of Wintown as if the Acquisition and the Reorganization had occurred on January 1, 2009, and was derived from the historical audited statement of operations for Wintown and HIUBC for the year ended December 31, 2009, combined with ChinaCast’s historical audited statement of operations for the year ended December 31, 2009.

The unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2010 illustrates the effect of the acquisition of Wintown as if the Acquisition and the Reorganization had occurred on January 1, 2010 and combines the historical unaudited statement of operations of ChinaCast for the six months ended June 30, 2010 and the historical unaudited statement of operations of Wintown through the date of acquisition.

The pro forma combined condensed financial statements should be read in conjunction with the historical audited financial statements and notes thereto of ChinaCast contained in its 2009 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 29, 2010, the historical unaudited financial statements and notes thereto of ChinaCast contained in its June 30, 2010 Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2010 and the historical audited financial statements and notes thereto of Wintown and HIUBC which are included as Exhibit 99.1 to this Current Report on Form 8-K. The unaudited pro forma combined condensed financial statements do not include any pro forma adjustments relating to costs of integration that the combined company may incur as such adjustments.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had occurred as of the date or during the period presented nor is it necessarily indicative of future operating results or financial position.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
June 30, 2010

	Historical	Historical	Pro Forma		Pro Forma
	ChinaCast	Wintown	Adjustments		Combined
	RMB	RMB	RMB	Notes	RMB
	(In thousands, except share-related data)
Assets
Cash and cash equivalents	517,034	—	(333,803)	(a)(e)	183,231
Term deposits	550,000	—	—		550,000
Accounts receivable, net	47,942	—	1,883	(e)	49,825
Inventory	1,440	—	261	(e)	1,702
Prepaid expenses and other current assets	21,263	—	4,932	(e)	26,194
Amount due from related parties	3,438	—	—		3,438
Deferred tax assets	404	—	—		404
Current portion of prepaid lease payments for land use rights	3,246	—	—		3,246

Total current assets	1,144,767	—	(326,727)		818,040

Non-current assets:
Non-current deposits	13,115	—	—	(e)	13,115
Property and equipment, net	515,579	—	161,061	(e)	676,640
Prepaid lease payments for land use rights – non-current	143,191	—	32,260	(e)	175,451
Acquired intangible assets, net	54,051	—	73,000	(c)	127,051
Long term investments	3,041	—	—		3,041
Non-current advances to related party	99,682	—	—		99,682
Goodwill	503,753	—	287,420	(b)	791,173

Total assets	2,477,179	—	227,014		2,704,193

Liabilities, minority interest and shareholders’ equity
Current liabilities:
Account payable	19,898	—	31,196	(e)	51,094
Deferred revenue	40,302	—	17,660	(e)	57,962
Accrued expenses and other current liabilities	192,868	—	102,463	(a)(e)	295,331
Income tax payable	81,753	—	21,695	(e)	103,448
Current portion of bank borrowings	66,000	—	54,000	(e)	120,000
Current portion of capital lease obligation	1,279	—	—		1,279
Other borrowings	15,000	—	—		15,000

Total current liabilities	417,100	—	227,014		664,114

Long-term bank borrowings	174,000	—	—		174,000
Deferred tax liabilities	28,270	—	—		28,270
Unrecognized tax benefits	70,527	—	—		70,527

Total non-current liabilities	272,797	—	—		272,797
Total liabilities	689,897	—	227,014		916,911

Shareholders’ equity:
Ordinary shares	36	—	—		36
Additional paid-in capital	1,528,238	8,090	(8,090)	(d)	1,528,238
Statutory reserve	39,139	—	—		39,139
Accumulated other comprehensive loss	(4,399)	—	—		(4,399)
Retained earnings (Accumulated deficit)	200,281	(8,090)	8,090	(d)	200,281

Total Company shareholders’ equity	1,763,295	—	—		1,763,295

Noncontrolling interest	23,987	—	—		23,987

Total equity	1,787,282	—	—		1,787,282

Total liabilities and equity	2,477,179	—	227,014		2,704,193

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2010

	Historical	Historical	Pro Forma		Pro Forma
	ChinaCast	Wintown	Adjustments		Combined
	RMB	RMB	RMB	Notes	RMB
	(In thousands, except share-related data)
Revenues:
Service	218,975	—	53,424	(f)	272,399
Equipment	31	—	—		31
	219,006	—	53,424		272,430

Cost of revenues:
Service	(100,355)	—	(56,098)	(f) (h)	(156,453)
Equipment	—	—	—		—
	(100,355)	—	(56,098)		(156,453)

Gross profit	118,651	—	(2,674)		115,977

Operating (expenses) income:
Selling and marketing expenses	(1,308)	—	—		(1,308)
General and administrative expenses	(32,552)	—	(122)	(f)	(32,674)
Foreign exchange loss	(553)	—	—		(553)
Management service fee	—	—	—		—
Other operating income(loss)	214	—	—		214

Total operating expenses, net	(34,199)	—	(122)		(34,321)

Income from operations	84,452	—	(2,796)		81,656
Interest income	6,488	—	(3,600)	(g)	2,888
Interest expense	(6,565)	—	(1,709)	(f)	(8,274)

Income before provision for income taxes and loss in equity investments	84,375	—	(8,105)		76,270
Provision for income taxes	(19,749)	—	(2,257)	(f)	(22,006)

Income before loss in equity investments	64,626	—	(10,362)		54,264
(Loss)gain in equity investments	(60)	—	—		(60)

Net income	64,566	—	(10,362)		54,204

Less: Net income attributable to noncontrolling interest	(868)	—	—		(868)

Net income (loss) attributable to the Company	63,698	—	(10,362)		53,336

Net income per share
Basic	1.37				1.14

Diluted	1.36				1.14

Weighted average shares used in computation:
Basic	46,606,070				46,606,070

Diluted	46,880,355				46,880,355

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009

	Historical	Historical	Pro Forma		Pro Forma
	ChinaCast	Wintown	Adjustments		Combined
	RMB	RMB	RMB	Notes	RMB
	(In thousands, except share-related data)
Revenues:
Service	337,940	—	100,348	(f)	438,288
Equipment	8,607	—	—		8,607

	346,547	—	100,348		446,895

Cost of revenues:
Service	(139,046)	—	(106,755)	(f) (h)	(245,801)
Equipment	(8,455)	—	—		(8,455)

	(147,501)	—	(106,755)		(254,256)

Gross profit	199,046	—	(6,407)		192,639

Operating (expenses) income:
Selling and marketing expenses	(4,649)	—	—		(4,649)
General and administrative expenses	(69,641)	(194)	(197)	(f)	(70,032)
Foreign exchange loss	(87)	—	—		(87)
Management service fee	5,128	—	—		5,128
Other operating income	210	—	(139)	(f)	71

Total operating expenses, net	(69,039)	(194)	(336)		(69,569)

Income from operations	130,007	(194)	(6,743)		123,070
Impairment loss on cost method investment	(436)	—	—		(436)
Gain on disposal of consolidated entity	1,228	—	—		1,228
Interest income	8,317	—	(7,200)	(g)	1,117
Interest expense	(7,988)	—	(3,837)	(f)	(11,825)

Income before provision for income taxes and loss in equity investments	131,128	(194)	(17,780)		113,154
Provision for income taxes	(29,949)	—	(3,780)	(f)	(33,729)

Net income before loss in equity investments	101,179	(194)	(21,560)		79,425
Loss in equity investments	(1,687)	—	—		(1,687)

Income (loss) from continuing operations, net of tax	99,492	(194)	(21,560)		77,738

Loss from discontinued operations	(74)	—	—		(74)

Net income (loss)	99,418	(194)	(21,560)		77,664

Less: Net income attributable to noncontrolling interest	(7,339)	—	—		(7,339)

Net income (loss) attributable to the Company	92,079	(194)	(21,560)		70,325

Net income per share
Basic	2.49				1.90

Diluted	2.48				1.89

Weighted average shares used in computation:
Basic	36,946,830				36,946,830

Diluted	37,167,694				37,167,694

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
STATEMENTS OF OPERATIONS

The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2009 and the six months ended June 30, 2010 were prepared by combining the Company’s historical statements of operations for the year ended December 31, 2009 and the six months ended June 30, 2010 with Wintown’s historical results for the year ended December 31, 2009 and the period from January 1, 2010 to June 30, 2010, respectively, giving effect to the Acquisition as though the Acquisition and the Reorganization was completed on January 1, 2009 and January 1, 2010, respectively. Certain historical information of Wintown has been reclassified to conform to the presentation of the Company’s historical statements.

1.	Acquisition

On August 23, 2010, ChinaCast Education Holdings Limited (the “Purchaser”), a British Virgin Islands company and a wholly-owned subsidiary of the Company, completed the acquisition (the “Acquisition”) of Wintown Enterprises Limited (“Wintown”) from Wu Shi Xing who holds 100% of the equity interest in Wintown for a total purchase price of RMB450,000,000 (or approximately $67.2 million). RMB360,000,000 (or approximately $53.7 million) of the purchase price has been paid and the remaining RMB90,000,000 (or approximately $13.4 million) will be paid within 30 days of August 31, 2011. The source of the cash used for the acquisition is from working capital of the Company.

Wintown owns 100% of the equity interest in Shanghai Rubao Information Technology Co., Ltd. (“Rubao”), which in turn owns 100% of the equity interest in Wuhan Jiyang Education Investment Co., Ltd. (“Jiyang”). As a result of the consummation of the acquisition, the Purchaser now holds 100% of the equity interest in Jiyang. Hubei Industrial University Business College (“HIUBC”) is jointly sponsored by Jiyang and Hubei Industrial University. HIUBC, which was founded in 2003 by private investors, is an independent accredited college affiliated with Hubei Industrial University, that offers bachelor degree and diploma courses in industrial engineering design, computer engineering, management, economics, language studies and law. For the academic year which started on September 1, 2009 and ended on August 31, 2010, HIUBC had 9,929 students enrolled and a staff that included 511 full-time and part-time teachers.

After the Acquisition, Wintown, Rubao and Jiyang are holding companies with no other business. Before the Acquisition, as part of a reorganization (the “Reorganization”), Rubao and Jiyang has disposed of all assets and liabilities not related to the operations of HIUBC and Rubao purchased the entire interest in Jiyang, which was accounted for using the purchase method of accounting.

The Company has completed a preliminary allocation of the purchase price to the fair value of assets acquired and liabilities assumed at the date of acquisition included as adjustment notes 2(b). It is possible that the purchase price allocation will be adjusted upon finalization of the accounting for the acquired assets.

The amortizable intangible includes RMB41 million of acquired customer relationship and RMB32 million of affiliation agreement. Useful lives of 48 months and 36 months have been assigned to the customer relationship intangible and the affiliation agreement intangible. The identifiable intangible assets and goodwill are not deductible for tax purposes.

2.
Pro forma adjustments made by ChinaCast in connection with the preparation of the unaudited pro forma combined condensed balance sheet as of June 30, 2010 and the unaudited pro forma combined condensed statement of operations for the year ended December 31, 2009 and six months ended June 30, 2010 are as follows:

(a)
To reduce cash and cash equivalent on the RMB360 million of cash utilized by the Company to fund the acquisition and to record fair value of the unpaid portion of the consideration of RMB78.721 million based upon the preliminary allocation of the purchase price.

(b)	Purchase price allocation:

The total consideration for the acquisition is up to RMB450 million, of which RMB90 million will be paid one year after the completion of acquisition and is subject to a reduction depending on the future profit achieved. This contingent consideration was recorded as a liability at fair value of RMB78.721 million. As a result, the expected total consideration was RMB438.721 million. The estimated purchase price has been preliminarily allocated as follows based on the assets and liabilities acquired as of June 30, 2010:

Estimated fair value of net tangible assets acquired and liabilities assumed:

	RMB
Cash	26,197
Other current assets	7,076
Fixed asset and land use rights	193,321
Deferred revenue	(17,660)
Other current liabilities	(76,633)
Bank loan	(54,000)

		78,301
Intangible assets acquired (customer relationship)		73,000
Goodwill		287,420

Total purchase price		438,721

(c)	To record intangible assets obtained in the transaction based upon the preliminary allocation of the purchase price

(d)	To eliminate Wintown’s common stock, additional paid-in-capital and retained earnings

(e)	To record the assets and liabilities of HIUBC assuming the completion of the Reorganization at balance sheet date

(f)	To record the revenue and expenses of HIUBC assuming the completion of the Reorganization at period beginning

(g)	To reduce interest income on the RMB360 million of cash utilized by the Company to fund the acquisition

(h)	To record the amortization of expense of intangible assets obtained in the transaction based upon the preliminary allocation of the purchase price